                NONQUALIFIED PERFORMANCE STOCK OPTION AGREEMENT

                  THIS AGREEMENT, dated as of November 30, 1998, is made by and between Mossimo, Inc., a Delaware corporation, hereinafter referred to as "Company," and Edwin Lewis, hereinafter referred to as "Optionee":

                  WHEREAS, the Company has adopted the Mossimo, Inc. Stock Option Plan for Edwin Lewis (the terms of which are hereby incorporated by reference and made a part of this Agreement);

                  WHEREAS, pursuant to that certain Nonqualified Stock Option Agreement, dated as of November 30, 1998 and that certain Incentive Stock Option Agreement, dated as of November 30, 1998, the Company has granted to Optionee the options to purchase, in the aggregate, 5,186,111 shares of the Company's Common Stock;

                  WHEREAS, the Company desires to grant to Optionee an additional option to purchase 966,667 shares of the Company's Common Stock which shall become vested and exercisable upon the satisfaction of the performance goals described herein;

                  WHEREAS, the Committee has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the nonqualified option provided for herein to the Optionee as an inducement to accept employment with the Company and accept appointment as Chief Executive Officer and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Option; and

                  WHEREAS, the Committee intends that this Option qualify as performance based compensation as described in Section 162(m)(4)(C) of the Code.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                  ARTICLE I.
                                 DEFINITIONS

                  Whenever the following terms are used in this Agreement, they shall have the meanings specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

1.1.  ADMINISTRATOR

                  "Administrator" shall mean the Committee.

1.2.  CLOSING TRADING PRICE

                  "Closing Trading Price" for any Trading Day shall mean the closing trading price of a share of Common Stock on the New York Stock Exchange (composite quotations, rounded to the nearest whole cent) (or any other principal exchange or quotation system through which the Common Stock is traded) for the Trading Day.

1.3.   BOARD

                  "Board" shall mean the Board of Directors of the Company.

1.4.   CODE

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

1.5.   COMMITTEE

                  "Committee" shall mean the Compensation Committee of the Board, or such other committee appointed as provided in the Plan.

1.6.   COMMON STOCK

                  "Common Stock" shall mean the Company's Common Stock, par value $.001 per share.

1.7.   COMPANY

                  "Company" shall mean Mossimo, Inc., a Delaware corporation.

1.8.   EMPLOYEE

                  "Employee" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company.

1.9.   EXCHANGE ACT

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

1.10.  OFFICER

                  "Officer" shall mean an officer of the Company, as defined in Rule 16a-1(f) under the Exchange Act, as such Rule may be amended in the future.

1.11.  OPTION

                  "Option" shall mean the nonqualified option to purchase Common Stock of the Company granted under this Agreement.

1.12.  PLAN

                  "Plan" shall mean the Mossimo, Inc. Stock Option Plan for Edwin Lewis.

1.13.  RULE 16b-3

                  "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

1.14.  SECRETARY

                  "Secretary" shall mean the Secretary of the Company.

1.15.  SECURITIES ACT

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

1.16.  SHARE PRICE THRESHOLD

                  "Share Price Threshold" shall mean the Closing Trading Price thresholds set forth in the schedule at Section 3.1(c) of this Agreement; provided, however, that in the event that the Closing Trading Price for any Trading Day equals or exceeds any Share Price Threshold, such amount shall not be a Share Price Threshold for purposes of any Trading Day following such Trading Day.

1.17.  TRADING DAY

                  "Trading Day" shall mean any day after November 30, 1998 on which shares of Common Stock are traded on the New York Stock Exchange (or any other principal exchange or quotation system through which the Common Stock is traded).

                                  ARTICLE II.
                                GRANT OF OPTION

2.1.   GRANT OF OPTION

                  Subject to Section 5.5, in consideration of the Optionee's agreement to accept employment with the Company on the date hereof and accept appointment as Chief Executive Officer of the Company on December 1, 1998, on the date hereof the Company irrevocably grants to the Optionee the option to purchase any part or all of an aggregate of 966,667 shares of Common Stock, upon the terms and conditions set forth in this Agreement.

2.2.   PURCHASE PRICE

                  The purchase price of the shares of Common Stock covered by the Option shall be $3.00 per share without commission or other charge.

2.3.   CONSIDERATION TO COMPANY

                  In consideration of the granting of this Option by the Company, the Optionee agrees to accept employment with the Company on the date hereof and accept appointment as Chief Executive Officer of the Company on December 1, 1998. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in a business relationship with the

Company or shall interfere with or restrict in any way the rights of the Company which are hereby expressly reserved, to terminate such employment relationship at any time for any reason whatsoever, with or without cause.

2.4.   ADJUSTMENTS IN OPTION

                  (a) Subject to Section 2.4(c), if the outstanding shares of Common Stock are changed into or exchanged for cash or a different number or kind of shares or securities of the Company or of another issuer, or if additional shares or new or different securities are distributed with respect to the outstanding shares of Common Stock, through a reorganization or merger to which the Company is a party, or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation or other capital change or adjustment, an appropriate adjustment shall be made in the number and kind of shares or other consideration that is subject to or may be delivered under the Plan and pursuant to this Option. A corresponding adjustment to the vesting price and share amounts and other applicable provisions as well as to the consideration payable with respect to this Option to the extent granted prior to any such change shall also be made. Any such adjustment, however, shall be made without change in the total payment, if any, applicable to the portion of the Option not exercised but with a corresponding adjustment in the price for each share.

                  (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, the Plan shall terminate. Notwithstanding the foregoing sentence, the Committee shall provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combinations): (i) for the assumption by the successor corporation of the Option or the substitution by such corporation for such Option of options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices and to the vesting price and share amounts and other applicable terms and conditions; (ii) for the continuance of this Plan by such successor corporation in which event the Plan and this Option shall continue in the manner and under the terms so provided, or
(iii) for the payment in cash in an amount equal to the amount that could have been obtained upon the exercise of the vested portion of this Option in lieu of and in complete satisfaction of this Option.

                  (c) To the extent this Option is intended to qualify as performance-based compensation under Section 162(m), no adjustment or action described in this Section 2.4 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause this Option to fail to so qualify under Section 162(m), or any successor provisions thereto; PROVIDED, HOWEVER, that the failure to make any such adjustment or action shall not materially adversely affect Optionee's rights under this Option. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Option is not to comply with such exemptive conditions. The number of shares of Common Stock subject to the Option shall always be rounded to the next whole number.

                                 ARTICLE III.
                       VESTING; PERIOD OF EXERCISABILITY

3.1.   VESTING SCHEDULE

                  (a) Upon the date of grant of the Option, the number of shares of Common Stock with respect to which the Option shall be vested and exercisable shall be zero.

                  (b) The number of shares of Common Stock with respect to which the Option is vested and exercisable on any date (prior to reduction in an amount equal to the number of shares of Common Stock for which the Option has previously been exercised) is referred to herein as "Vested Performance Shares."

     (c) Subject to Sections 3.1(e) and 5.5, and except as otherwise provided in Section 3.1(d), in the event that the Optionee is an Employee on any Trading Day for which the Closing Trading Price equals or exceeds any Share Price Threshold set forth in the following schedule (each a "Vesting Date"), the Option shall be vested and exercisable with respect to the number of shares of Common Stock determined in accordance with the following schedule.


              -------------------     --------------------------
                  SHARE PRICE             VESTED PERFORMANCE
                   THRESHOLD                    SHARES
              -------------------     --------------------------
                     $10.00                     216,667
              -------------------     --------------------------
                     $15.00                     466,667
              -------------------     --------------------------
                     $20.00                     716,667
              -------------------     --------------------------
                     $25.00                     966,667
              -------------------     --------------------------


                  (d) Upon each Vesting Date, the number of Vested Performance Shares shall not exceed the number of Vested Performance Shares determined as of such Vesting Date in accordance with the formulas set forth on Exhibit "A" hereto; provided, however, that the number of Vested Performance Shares on such Vesting Date shall not be less than the number of Vested Performance Shares immediately prior to such Vesting Date.

                  (e) Subject to Section 5.5, in the event that Optionee is then an Employee, the Option shall become 100% vested and exercisable on November 30, 2005.

3.2.   EXPIRATION OF OPTION

                  The Option may not be exercised to any extent by anyone after, and shall expire upon, the earlier of (i) November 30, 2018 or (ii) the expiration of one (1) year from the date of the Optionee's death.

                                  ARTICLE IV.
                              EXERCISE OF OPTION

4.1.   PERSON ELIGIBLE TO EXERCISE

                  During the lifetime of the Optionee, only he may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.2, be exercised by his personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

4.2.   PARTIAL EXERCISE

                  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that each partial exercise shall be for whole shares only.

4.3.   MANNER OF EXERCISE

                  The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

                  (a) A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

                  (b) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Committee may, in its reasonable discretion, take whatever additional actions it deems appropriate to insure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Administrator may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of this subsection (b) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (b) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares; and

                  (c) In the event that the Option shall be exercised by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

                  (d) Full payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised,
(i) through cash payment; (ii) through the delivery of shares of Common Stock which have been owned by Optionee for at least six months, duly endorsed for transfer to the Company with a fair market value (as determined by the Committee acting in good faith) on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or
(iii) through a combination of either of the foregoing; and

                  (e) Full cash payment to the Secretary of the Company of any applicable withholding tax.

4.4.   TIMING OF ISSUANCE OF SHARES

                  Notwithstanding anything in the Plan or this Agreement to the contrary, the shares of Common Stock issuable upon exercise of the Option shall be issued no later than the earlier of (i) the date of receipt by the Company from Mossimo Giannulli of a number of shares of Common Stock equal to the number of shares of Common Stock for which the Option is being exercised, which shall be contributed by Mossimo Giannulli to the Company without any consideration therefor from the Company and (ii) the expiration of 120 days from the date on which the Optionee has satisfied the conditions under
Section 4.3 in all material respects. The Company shall instruct the Custodian (as such term is defined in that certain Escrow Agreement dated as of even date herewith between Mossimo Giannulli, the Company and the Custodian (the "Escrow Agreement")), to release the appropriate number of shares from the Escrow Account (as defined in the Escrow Agreement") within two business days of the date on which Optionee has satisfied the conditions under Section 4.3 in all material respects. Should the appropriate number of shares from the Escrow Account not be released to the Company within four business days of the date on which Optionee has satisfied the conditions under Section 4.3 in all material respects, the Company shall immediately return to Optionee the payments previously tendered to the Company by Optionee under Sections 4.3(d) and (e) in connection with such exercise. Upon the occurrence of either (i) or (ii) above, the Company shall have an unconditional obligation to issue the requisite shares of Common Stock to Optionee, subject to Optionee's satisfaction of the conditions under
Section 4.3.

4.5.   RIGHTS AS STOCKHOLDERS

                  Optionee shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until such shares have been issued by the Company to Optionee.

                                  ARTICLE V.
                               OTHER PROVISIONS

5.1.   ADMINISTRATION

                  The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option.

5.2.   OPTION NOT TRANSFERABLE

                  Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

5.3.   NOTICES

                  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.3, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this
Section 5.3. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.4.   TITLES

                  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.5.   SHAREHOLDER APPROVAL

                  The Plan will be submitted for approval by the Company's shareholders within twelve (12) months after the date the Plan was initially adopted by the Board. This Option may not be exercised to any extent by anyone prior to the time when the Plan is approved by the shareholders, and if such approval has not been obtained by the end of said twelve-month period, this Option shall thereupon be canceled and become null and void. The Company shall take such actions as may be necessary to satisfy the requirements of Rule 16b-3(b).

5.6.   CONSTRUCTION

                  This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware.

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.


                                       By: /s/ Mossimo Giannulli
                                           -------------------------------
                                           Chairman


                                       By: /s/ Thora Thoroddsen
                                           -------------------------------
                                           Secretary


/s/ Edwin H. Lewis
-------------------------------
           Optionee


-------------------------------

-------------------------------
            Address


Optionee's Taxpayer
Identification Number:

          ###-##-####
-------------------------------

                                    EXHIBIT A


                                   ARTICLE I.
                                  DEFINITIONS

                  Whenever the following terms are used in this Exhibit A or in Exhibit B, they shall have the meanings specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates. Capitalized terms in this Exhibit A or in Exhibit B which are not defined herein, shall have the meanings attributable to such terms as defined in the Agreement or the Plan, as applicable, unless the context clearly indicates to the contrary.

1.1.     BASIC STOCK OPTIONS

                  "Basic Stock Options" shall mean the option to purchase shares of Common Stock granted by the Company to Optionee under (i) the Nonqualified Stock Option Agreement, dated as of November 30, 1998; (ii) the Incentive Stock Option Agreement, dated as of November 30, 1998; and (iii) the Performance Incentive Stock Option Agreement, dated as of November 30, 1998 .

1.2.     BASIC OPTION SHARES

                  "Basic Option Shares" shall mean the number of shares of Common Stock subject to the Basic Stock Options.

1.3.     OPTIONEE TAX RATE

                  "Optionee Tax Rate" on any Trading Day shall mean the effective Federal income tax rate that would apply to the income that Optionee would have recognized with respect to the Basic Stock Options and this Option if Optionee had purchased the Basic Option Shares upon the exercise of the Basic Stock Options in full, and purchased the Vested Performance Shares upon the exercise of this Option, on such Trading Day.

1.4.     SHAREHOLDER TAX RATE

                 "Shareholder Tax Rate" on any Trading Day shall mean the effective Federal income tax rate that would apply to the income that Mossimo Giannulli would have recognized with respect to the sale of the number of shares of Common Stock equal to the Residual Shares, reduced by the Vested Performance Shares, if such shares of Common Stock were sold by Mossimo Giannulli on such Trading Day.

1.6.     RESIDUAL SHARES

     "Residual Shares" shall mean 10,372,222 shares of Common Stock, reduced by the Basic Option Shares.

                                   ARTICLE II.
                            VESTED PERFORMANCE SHARES


2.1.     CALCULATION OF VESTED PERFORMANCE SHARES

                  Notwithstanding Section 3.1(c) of the Agreement, the Vested Performance Shares on a Vesting Date shall be the number of shares of Common Stock that results in the Optionee After Tax Value on such Trading Day equaling the Shareholder After Tax Value on such Trading Day.

2.2      OPTIONEE AFTER TAX VALUE

                  The "Optionee After Tax Value" on any Trading Day shall mean:

                  (a) the factor equal to 1.000, less the "Optionee Tax Rate" on such Trading Day, multiplied by

                  (b) the amount equal to the Closing Trading Price for such Trading Day, less the Exercise Price, multiplied by

                  (c) the sum of (i) the number of Basic Option Shares, and (ii) the number of Vested Performance Shares.

2.3.     OPTIONEE AFTER TAX VALUE EXAMPLE

                  The following example demonstrates the calculation of the Optionee After Tax Value. This example assumes that: (i) the "Closing Trading Price" for a "Trading Day" equaled the "Share Price Threshold" of $10.00 on July 1, 1999; (ii) the number of Basic Option Shares is 5,219,444; and (iii) the Exercise Price is $3.00.

                  Assuming that the Basic Stock Options are exercised in full on July 1, 1999, and the Option was exercised with respect to the Vested Performance Shares on July 1, 1999, the effective Federal income tax rate that would apply to the income that Optionee would have recognized upon such purchases would be 39.6%. Accordingly, the "Optionee After Tax Value" would equal:

                  (a) 1.000, less .396, multiplied by

                  (b) $10.00, less $3.00, multiplied by

                  (c) the sum of 5,219,444 and the Vested Performance Shares.

2.4      SHAREHOLDER AFTER TAX VALUE

                  The "Shareholder After Tax Value" on any Trading Day shall mean the sum of:

                  (a) the factor equal to 1.000, less the "Shareholder Tax Rate" on such Trading Day, multiplied by

                  (b) the Closing Trading Price for such Trading Day, multiplied by

                  (c) the number of the Residual Shares, less the number of the Vested Performance Shares.

2.5      SHAREHOLDER AFTER TAX VALUE EXAMPLE

                  The following example illustrates the calculation of the "Shareholder After Tax Value." The example assumes that: (i) the "Closing Trading Price" for a "Trading Day" equaled the "Share Price Threshold" of $10.00 on July 1, 1999; (ii) the number of Residual Shares is 5,152,778; and
(iii) the Exercise Price is $3.00.

                  Assuming that the Residual Shares, reduced by the Vested Performance Shares, are sold on July 1, 1999, the effective Federal income tax rate that would apply to the income that Mossimo Giannulli would have recognized upon such sale would be 20.00%. Accordingly, the "Shareholder After Tax Value" would equal:

                  (a) 1.000, less .200, multiplied by

                  (b) $10.00, multiplied by

                  (c) 5,152,778, less the number of Vested Performance Shares.

                                    EXHIBIT B

                                   ARTICLE I.

                  VESTED PERFORMANCE SHARE CALCULATION EXAMPLE

                  Using the examples described in Exhibit "A" and assuming an Closing Trading Price of $10.00, the Vested Performance Shares would be calculated as follows:

                  Optionee After Tax Value = Shareholder After  Tax Value

(a)  Optionee After Tax Value = (1.000-.396) x ($10.00-$3.00) x (5,219,444 +
Vested Performance Shares)

                  = (.604) x ($7.00) x (5,219,444 + Vested Performance Shares)

                  =  22,067,809 + (4.228 x Vested Performance Shares)

(b)  Shareholder After Tax Value = (1.000-.200) x ($10.00) x (5,152,778 - Vested
Performance Shares)

                  = (.800) x ($10.00) x (5,152,778 - Vested Performance Shares)

                  = 41,222,224 - ($8.00 x Vested Performance Shares)

(c)  (22,067,809) + (4.228 x Vested Performance Shares) = (41,222,224) - ($8.00
x Vested Performance Shares)

         Vested Performance Shares = 1,566,439 shares of Common Stock.

                  As this example illustrates, upon a Vesting Date on which the Share Price Threshold of $10.00 is attained, and assuming an Closing Trading Price of $10.00, the number of Vested Performance Shares for such Vesting Date as determined pursuant to the formulas under Exhibit "A" equals 1,566,439. The number of Vested Performance Shares determined pursuant to the formulas under Exhibit "A" is greater than 216,667 (i.e., the number of Vested Performance Shares for such Vesting Date determined under the schedule set forth at Section 3.1(c) of this Agreement). Accordingly, pursuant to
Section 3.1(d) of this Agreement, the number of Vested Performance Shares as of such Vesting Date will equal 216,667.